     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1997
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                       INSPIRE INSURANCE SOLUTIONS, INC.
             (Exact name of Registrant as specified in its charter)

         TEXAS                                                                                    75-2595937
    (State or other jurisdiction                                                              (I.R.S. Employer
    of incorporation or organization)                                                         Identification Number)

         300 BURNETT STREET
    FT. WORTH, TEXAS                                                                              76102-2799
    (Address of Principal                                                                         (Zip Code)
    Executive Offices)

                       INSPIRE INSURANCE SOLUTIONS, INC.
                  AMENDED AND RESTATED 1997 STOCK OPTION PLAN
                        1997 DIRECTOR STOCK OPTION PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                           (Full titles of the plans)

                             F. GEORGE DUNHAM, III
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               300 BURNETT STREET
                          FT. WORTH, TEXAS  76102-2799
                    (Name and address of agent for service)

                                 (817) 332-7761
           (Telephone number, including area code, of agent for service)
                       ----------------------------------

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                        PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
          TITLE OF SECURITIES           AMOUNT TO BE     OFFERING PRICE   AGGREGATE OFFERING   REGISTRATION
           TO BE REGISTERED            REGISTERED (1)    PER SHARE (2)         PRICE (2)         FEE (3)
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value                            $1.30, $12.00
                                          2,725,000         $16.875         $27,082,890.28      $8,206.94
=============================================================================================================
Series A Junior Preferred Stock
Purchase Rights                           2,725,000            --                 --                --
=============================================================================================================

(1) Of the amount to be registered, 2,300,000 shares are issuable upon exercise of options available for grant under the Plans. Pursuant to Rule 416, this registration statement also includes an indeterminable number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the Plans.

(2) Options for 840,248 shares of Common Stock have an exercise price of $1.30. Options for 1,192,743 shares of Common Stock have an exercise price of $12.00. Pursuant to Rule 457(c) and (h), and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share for the remaining Common Stock to be registered hereunder has been estimated at $16.875, which amount represents the average of the high and low sales prices of the Common Stock of INSpire Insurance Solutions, Inc. on September 19, 1997, as reported by the Nasdaq
    National Market.

(3) One Preferred Stock Purchase Right will be issued with each share of Common Stock. As no additional consideration will be received for the Preferred Stock Purchase Rights, no registration fee is required with respect to them under Rule 457(i).
                       ----------------------------------
===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The documents constituting Part I of this Registration Statement will be sent or given to directors, officers, consultants, advisors and employees of INSpire Insurance Solutions, Inc. (the "Company") as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (1) The Company's latest prospectus (the "Final Prospectus"), dated August 26, 1997, filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act, which prospectus contains audited financial statements for the fiscal year ended December 31, 1996.

         (2) The Company's Form 8-A filed with the Commission on August 21,
    1997.

         (3) The description of the Company's Common Stock contained in the Company's registration statement on Form S-1 (No. 333-31173) filed with the Commission on July 11, 1997, as amended by Amendment No. 1 thereto filed with the Commission on July 30, 1997, Amendment No. 2 thereto filed with the Commission on August 21, 1997, Amendment No. 3 thereto filed with the Commission on August 22, 1997, and the Final Prospectus.

    In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    The validity of the issuance of the shares of Common Stock offered by this Registration Statement will be passed upon for the Company by Akin, Gump, Strauss, Hauer & Feld, L.L.P.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company, a Texas corporation, is empowered by Article 2.02-1 of the Texas Business Corporation Act (the "TBCA"), subject to the procedures and limitations stated therein, to indemnify certain persons, including any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the threatened, pending, or completed action, suit or proceeding. The Company is required by Article 2.02-1 to indemnify a director or officer against reasonable expenses (including court costs and attorneys' fees) incurred by him in connection with a threatened, pending or completed action, suit or proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the action, suit or proceeding. Article 2.02-1 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. The Restated Articles of Incorporation and Bylaws of the Company provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the TBCA. In addition, the Company has, pursuant to Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, provided in its Restated Articles of Incorporation that, to the fullest extent permitted by the Texas Miscellaneous Corporation Laws Act, a director of the Company shall not be liable to the Company or its shareholders for monetary damages for an act or omission in a director's capacity as director of the Company.

    The Company has entered into indemnification agreements with each of its directors. Each indemnification agreement provides that the Company shall indemnify the director against certain liabilities and expenses actually and reasonably incurred by the director in connection with any threatened, pending or completed action, suit or proceeding, including an action by or on behalf of shareholders of the Company or by or in the right of the Company, to which the director is, or is threatened to be made, a party by reason of his status as a director, provided that such individual did not derive an improper benefit, such individual did not commit acts or omissions that were not in good faith or that involved intentional misconduct or a knowing violation of the law, or such indemnification is not otherwise disallowed under Texas law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

    See Index to Exhibits, attached hereto.

ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Worth, State of Texas on September 24, 1997.

                                  INSPIRE INSURANCE SOLUTIONS, INC.

                                  By: /s/ F. George Dunham, III
                                     -----------------------------------------
                                       F. George Dunham, III
                                       President and Chief Executive Officer,
                                       Chairman and Director

    The undersigned directors and officers of INSpire Insurance Solutions, Inc. hereby constitute and appoint F. George Dunham, III and Terry G. Gaines, and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 24, 1997.

    Signature                                  Title
    ---------                                  -----
/s/ F. George Dunham, III         President and Chief Executive Officer,
-------------------------         Chairman and Director
F. George Dunham, III


/s/ Terry G. Gaines               Executive Vice President and Chief
-------------------               Financial Officer
Terry G. Gaines                   (Principal Financial and Accounting Officer)


/s/ Harry E. Bartel               Director
-------------------
Harry E. Bartel


/s/ R.Earl Cox, III               Director
--------------------
R. Earl Cox, III


/s/ Mitch S. Wynne                Director
------------------
Mitch S. Wynne

                               INDEX TO EXHIBITS



Exhibit
Number                    Description of Exhibits
------                    -----------------------
4.1      Specimen Certificate for shares of Common Stock, $.01 par value, of the Company, incorporated herein by reference to Exhibit 4.1 to the Company's Amendment No. 3 to Form S-1 (No. 333-31173) filed with the
         Commission on August 22, 1997.

4.2      Restated Articles of Incorporation of the Company and Articles of Amendment No. 1 thereto, incorporated herein by reference to Exhibit 3.1 to the Company's Amendment No. 3 to Form S-1 (No. 333-31173) filed with the
         Commission on August 22, 1997.

4.3      Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the Company's
         Amendment No. 3 to Form S-1 (No. 333-31173) filed with the Commission on August 22, 1997.

4.4      Form of Rights Agreement, by and between the Company and U.S. Trust Company of Texas, N.A., dated as of July
         30, 1997, incorporated herein by reference to Exhibit 4.2 to the Company's Amendment No. 3 to Form S-1 (No.
         333-31173) filed with the Commission on August 22, 1997.

4.5      Amended and Restated 1997 Stock Option Plan of the Company, incorporated herein by reference to Exhibit 10.28 to the Company's Amendment No. 3 to Form S-1 (No. 333-31173) filed with the Commission on August 22, 1997.

4.6      Director Stock Option Plan of the Company, incorporated herein by reference to Exhibit 10.36 to the Company's
         Amendment No. 3 to Form S-1 (No. 333-31173) filed with the Commission on August 22, 1997.

4.7      Employee Stock Purchase Plan of the Company, incorporated herein by reference to Exhibit 10.38 to the Company's
         Amendment No. 3 to Form S-1 (No. 333-31173) filed with the Commission on August 22, 1997.

5.1*     Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*    Consent of Deloitte & Touche LLP.

23.2*    Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         (included in Exhibit 5.1).

24.1*    Power of Attorney (included on the signature page hereto).


*   Filed herewith